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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2004

PEPCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31403 (Commission File Number)	52-2297449 (I.R.S Employer Identification No.)

701 Ninth Street, N.W., Washington, D.C.	20068
(Address of principal executive offices)	(Zip Code)

(202) 872-3526 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
C.F.R. 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
C.F.R. 240.13e-4(c))

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Item 2.01  Completion of Acquisition or Disposition of Assets

On December 21, 2004, Pepco Holdings, Inc. (“PHI”), through its wholly owned subsidiary, Pepco Communications, L.L.C. (“Pepcom”), completed the sale of Pepcom’s 50% membership interest in Starpower Communications, LLC (“Starpower”).  Pepcom sold its Starpower membership interest for $29 million in cash to RCN Telecom Services of Washington, D.C., Inc. (“RCN”), a wholly owned subsidiary of RCN Corporation that owns the other 50% interest in Starpower.  Starpower provides cable and telecommunication services to households in the Washington, D.C. area.   RCN Corporation is a publicly held telecommunications company with headquarters in New Jersey.

As previously reported, RCN elected to purchase Pepcom’s Starpower membership interest under a “right of first refusal” provision in the Starpower operating agreement between RCN and Pepcom and, as a result of RCN’s election, Pepcom will pay a $1 million “break-up” fee to the third party with which Pepcom entered into a Starpower membership interest purchase agreement in July 2004.

Pepcom and RCN formed Starpower as a joint venture in 1997, and each owned a 50% membership interest in Starpower from that time until the completion of this transaction.  With the completion of this transaction, neither Pepcom nor any other affiliate of PHI has any ownership interest in or management responsibility with respect to Starpower.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PEPCO HOLDINGS, INC. (Registrant)

/s/ Joseph M. Rigby (Signature) Name: Joseph M. Rigby Title: Senior Vice President and Chief Financial Officer

Date: December 21, 2004